EXHIBIT 10AG

                   SECOND AMENDMENT TO AGREEMENT OF LEASE

              MADE THIS     18th     DAY OF     October  , 2000

                               BY AND BETWEEN

      THE BUNCHER COMPANY (hereinafter called "Landlord"), a Pennsylvania corporation having its principal place of business in Allegheny County, Pennsylvania

                                     AND

      HAEMONETICS CORPORATION, (hereinafter called "Tenant"), a
Massachusetts corporation having its principal place of business in the City of Braintree, Norfolk County, Massachusetts.

      WHEREAS, the parties hereto have entered into a certain Agreement of Lease dated July 17, 1990 as amended by First Amendment to Agreement of Lease dated April 30, 1991 (said Agreement of Lease as amended is hereinafter collectively called the "Lease") covering certain property located in the Buncher Commerce Park, Leetsdale, Allegheny County, Pennsylvania and herein and therein called the Lease Premises; and

      WHEREAS, all terms defined in the Lease and used herein shall have the same meaning herein as in the Lease unless otherwise provided herein; and

      WHEREAS, the parties hereto desire to amend the Lease to (i) extend the existing Renewal Term of the Lease for five (5) additional years (the "New Extended Term"), (ii) to provide for the monthly rental for the New Extended Term, (iii) provide for an additional extension of the Lease (the "Roll Over Term"), and (iv) supplement the insurance provisions of the Lease.

      NOW, THEREFORE, in consideration of the premises and intending to be legally bound the parties hereto promise, covenant and agree that the Lease be and is hereby amended as follows:

      1. TERM: The Renewal Term of the Lease is hereby extended to expire at the end of the New Extended Term on June 30, 2006.

      2. RENT: A. Tenant shall continue to pay to Landlord as monthly rental for the Leased Premises the amount of $23,258.26 until July 1, 2001.

      B. Beginning July 1, 2001 and on the first day of each calendar month thereafter during the New Extended Term, Tenant shall pay to Landlord as monthly rental for the Leased Premises the amount of $25,944.18.


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      All rentals payable hereunder shall be payable in advance without demand, deduction or setoff. Remittance for rental and any additional rentals payable hereunder shall be paid to Landlord's agent, Buncher Management Agency, Inc., 5600 Forward Avenue, P. O. Box #81930, Pittsburgh, Pennsylvania 15217-0930 or at such other place or to such other person as may be designated by Landlord in writing.

      3. INSURANCE: In additional to the insurance requirements set forth in section 8 of the printed portion of the Agreement of Lease dated July 17, 1990, Tenant shall maintain during any period of occupancy by Tenant of any portion of the Leased Premises and throughout the term of the Lease or any extension thereof workers compensation and employers liability insurance or a qualified self-insurance plan at the statutory limits on its employees at the Leased Premises. Tenant or those holding under it shall not pursue any claim for subrogation, indemnity or otherwise against Landlord that arises out of any loss by Tenant or those holding under it on account of any injury to Tenant's employees incurred on or about the Leased Premises.

      4. BROKERAGE: Landlord and Tenant each hereby warrants to the other that no real estate broker has been involved in the extension of the term of the Lease on its behalf and that no finder's fee or real estate commission have been earned by any third party. Each party hereto agrees to indemnify the other for any liability or claims for commissions of fees arising from a breach of this warranty by the indemnifying party.

      5.  ROLL OVER TERM:  Unless Tenant notifies Landlord in writing one
(1) year prior to the expiration of the New Extended Term that Tenant does not desire to extend the term of the Lease for the Roll Over Term as defined herein, the Lease and the term thereof shall further be extended for one (1) additional term of five (5) years (the "Roll Over Term") to commence immediately following the expiration of the New Extended Term. The Roll Over Term shall be on the same terms and conditions as exists under the Lease, as amended except that the monthly rental for the Leased Premises shall be determined by the following formula:


Monthly Rental =   $25, 944.18  X       (CPI in effect for June, 2001
for Roll Over                           plus 75% of the amount by which the
Term                                    CPI in effect for June, 2006
                                        exceeds the
                       divided by       CPI in effect for June, 2001)
                                        --------------------------------
                                        the CPI in effect for June, 2001

      Notwithstanding the result of the above calculation, the monthly rental for the Roll Over Term shall not be less than $25,944.18.


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      The CPI, as referred to herein, means the Consumer Price Index for all Urban Consumers items 1982-84 = 100 relating to the United States City Average, as issued by the Bureau of Labor Statistics of the United States Department of Labor, or any successor to the function thereof. In the event of the conversion of the CPI to a different standard reference base or any other revision thereof, the determination hereunder shall be made with the use of such Bureau of Labor Statistics or successor to the functions thereof or in the absence of the publication of such conversion factor, such formula or table as Landlord shall in good faith designate.

      The extension of the term of the Lease for the Roll Over Term as provided herein is subject to Haemonetics Corporation itself or its affiliate, being in full possession of the Leased Premises continuously during the last twelve (12) months of the New Extended Term of the Lease and at the commencement of the Roll Over Term. If the above condition is not satisfied, Landlord may, at its option, terminate the Lease as of the day preceding the Roll Over Term.

      6. Except as amended hereby all terms and conditions of the Lease shall remain in full force and effect.


      WITNESS the due execution hereof.

ATTEST:                                THE BUNCHER COMPANY


By   s/ Bernita Buncher                By   s/ TJ Balestrieri
    --------------------------             ---------------------------

Title    Secretary                     Title    President
       -----------------------                ------------------------


(Corporate Seal)


ATTEST:                                HAEMONETICS CORPORATION


By   s/ Alicia Lopez                   By   s/ Ron Ryan
    --------------------------             ---------------------------

Title    Clerk                         Title    CFO
       -----------------------                ------------------------


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